UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2008
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5       Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 1, 2008 Compass Group Management LLC (the “Manager”), the manager of Compass Group Diversified Holdings LLC (the “Company”), entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”) with James J. Bottiglieri, an Executive Vice President of the Manager, to make changes required by Section 409A of the Internal Revenue Code of 1986, as amended. The Amended and Restated Employment Agreement is substantially similar to the employment agreement it replaced, except that the Amended and Restated Employment Agreement (i) extends the term of Mr. Bottiglieri’s employment to five years, (ii) increases the amount to be paid to Mr. Bottiglieri upon termination of his employment to $400,000; and (iii) contains other technical amendments. The Manager has seconded Mr. Bottiglieri to the Company to act as its Chief Financial Officer. A copy of the Amended and Restated Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Section 9      Financial Statements and Exhibits
Item 9.01      Financial Statements and Exhibits
(d)	Exhibits.

10.1	Amended and Restated Employment Agreement dated as of December 1, 2008 by and between James J. Bottiglieri and Compass Group Management LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS DIVERSIFIED HOLDINGS
Date: December 3, 2008	By:	/s/ James J. Bottiglieri

James J. Bottiglieri
Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
Date: December 3, 2008	By:	/s/ James J. Bottiglieri

James J. Bottiglieri
Chief Financial Officer